UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

QLT INC.
 (Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C. Canada	V5T 4T5
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

QLT Inc. (“QLT” or the “Company”) has reported that it has received an income tax refund of Cdn$45.3 million from the Canada Revenue Agency. The income tax refund resulted primarily from a request to carryback losses the Company incurred in 2007 in connection with the judgment of the United States District Court for the District of Massachusetts in favor of Massachusetts Eye and Ear Infirmary. The amount of the refund, before certain minor adjustments, was reflected in the previously filed financial statements of the Company, including as part of the income tax receivable balance at June 30, 2009. As a result, the tax refund is not expected to have any material effect on the Company’s current period statement of operations.

The full text of the press release announcing the event is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS & EXHIBITS

d) Exhibits

Number	Description

99.1	Press Release dated September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.

Date: September 8, 2009	By:	/s/ Cameron Nelson

	Name: Title:	Cameron Nelson Vice President, Finance and Chief Financial Officer